GPS FUNDS II
SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT, dated as March 6, 2014, to the Transfer Agent Servicing Agreement, dated as of March 31, 2011, as amended September 1, 2012 (the “Agreement”), is entered into by and between GPS FUNDS II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds and the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUnds II	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

3/2014	1

Amended Exhibit A
to the
Transfer Agent Servicing Agreement – GPS Funds II

Separate Series of GPS Funds II

Name of Series Date Added
GuidePath Strategic Asset Allocation Fund
GuidePath Tactical Constrained Asset Allocation Fund
GuidePath Tactical Unconstrained Asset Allocation Fund
GuidePath Absolute Return Asset Allocation Fund
GuideMark Opportunistic Fixed Income Fund
GuideMark Global Real Return Fund
GuidePath Multi-Asset Income Asset Allocation Fund
GuidePath Fixed Income Allocation Fund
GuidePath Altegris Diversified Alternatives Allocation Fund

3/2014	2

Amended Exhibit C to the
Transfer Agent Servicing Agreement – GPS Funds II

GPS Funds I & GPS Funds II – Transfer Agent Services Fee Schedule effective April 1, 2014

Shareholder Account Fee (Subject to Minimum)
No-Load  - $[  ] per  account
Load Fund - $[  ] per account
Money Market - $[  ] per account
The per account fees will be charged monthly from inception.
Annual Minimum*
$[  ] per fund with one class
$[  ] first load or money market fund

Multiple Class Fee* - $[  ] annually for each new class beyond the first class (waived during the first [  ] months of operations and tiered as listed below for months [  ] through [  ]).

*Minimum annual fee of $[  ] per new fund is waived for each fund during the first [  ]  months of operations.  After the first
[  ] months, the following tiered minimum annual fee schedule applies during months [  ]  through [  ] of operations:

[  ] % of the minimum annual fee in months [  ], [  ] & [  ]
[  ] % of the minimum annual fee in months [  ], [  ] & [  ]
[  ] % of the minimum annual fee in months [  ], [  ] & [  ]
[  ]% of the minimum annual fee in month [  ] and beyond

Chief Compliance Officer Support Services:
$[  ] per trust per year.

Implementation Charges:
First CUSIP: $[  ] /fund group (waived)
Subsequent CUSIPs:  $[  ] /each additional CUSIP (waived)

Activity Charges:
Telephone Call - $[  ] per call
Manual Shareholder Transactions - $[  ] per event
Draft Check Processing - $[  ] per draft
Daily Valuation Trades - $[  ] per trade
ACH Shareholder Services:
   $[  ] per month per fund group
   $[  ] per ACH item, setup and/or change
   $[  ] per correction, reversal, return item

Charges Paid by Investors:
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[  ] /qualified plan account or Coverdell ESA account (Cap at $[  ] /SSN)
$[  ] /transfer to successor trustee
$[  ] /participant distribution (Excluding SWPs)
$[  ] /refund of excess contribution
$[  ] /reconversion/recharacterization

Additional Shareholder Paid Fees
$[  ] /outgoing wire transfer or overnight delivery
$[  ] /telephone exchange
$[  ] /return check or ACH or stop payment
$[  ] /research request per account (Cap at $[  ] /request) (This fee applies to requests for statements older than the prior year)

Plus out-of-pocket expenses, including, but not limited to:
 Telephone – toll-free lines
 Postage
 Stationery, Envelopes
 Programming, Special Reports
 Insurance
 Record Retention
 Microfilm/fiche of records
 Proxies, Proxy Services
 ACH fees
 NSCC charges
 All other out-of-pocket expenses

Extraordinary services - quoted separately

File Transfer - $[  ]  per month plus $[  ] /record

If the funds allow direct retail shareholder, the following schedule also applies:
 - Additional [  ] basis point per year.

Fees are calculated pro rata and billed monthly.

3/2014	3